UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2014

eFleets Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-54357	26-2374319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7660 Pebble Drive, Fort Worth, Texas

(Address of principal executive offices) (zip code)

 (817) 616-3161

 (Registrant's telephone number, including area code)

_________________

(Former name, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 24, 2014, Julian Stourton, 54, was elected to the board of directors of eFleets Corporation (the “Company”). Since December 2009 Mr. Stourton has been the Chief Executive officer of  Koukis Holdings SA. Koukis Holdings SA manages a diverse portfolio of companies across the world. From September 2004 to March 2009 Mr. Stourton was General Manager Africa at Temenos SA, a company that provides Banking Software systems to the financial industry world wide.  From June 2003 to September 2004, Mr. Stourton was Chief Operating Officer at Temenos and from September 2001 to May 2003 Mr. Stourton was a General Manager Northern Europe at Temenos. From 1989 to 2001 Mr. Stourton was a Chief Operating Officer, Europe, at  System Software Associates Inc. one of the largest ERP companies at the time.  Mr. Stourton earned his qualifications at Ampleforth College, in the United Kingdom in 1978. Koukis Holdings SA, of which Mr. Stourton is the Chief Executive Officer, is affiliated with Zeus Corp. the Company’s largest shareholder and noteholder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EFLEETS CORPORATION

Dated: March 26, 2014	By:	/s/ James Emmons
Name: James Emmons
Title: Chief Executive Officer